Exhibit 99.1

Contacts:
Ana Cano (Media) Paul Krieg (Investors/Analysts)
ana.cano@eurorscg.com kriegpa@dnb.com
212.367.6920 973.921.5158

D&B Announces Second Quarter 2009 Results; Revises Full Year Outlook

•   Diluted EPS Before Non-Core Gains and Charges Up 5%; GAAP Diluted EPS down 5% Primarily Due to Discrete Tax Benefits in the Prior Year

•   Core Revenue up 1% Before the Effect of Foreign Exchange (Down 2% After the Effect of Foreign Exchange)

•   Total Revenue on a GAAP basis was up 1% Before the Effect of Foreign Exchange (Down 3% After the Effect of Foreign Exchange), Reflecting the Impact of a Divested Business

•   Lowers Full Year Outlook on Reduced Expectations for North America

Short Hills, NJ – July 30, 2009 – D&B (NYSE: DNB), the leading provider of global business information, tools and commercial insight, today reported results for the second quarter ended June 30, 2009.

“Our performance was solid in the second quarter considering the difficult economic environment,” cited Steve Alesio, D&B’s Chairman and CEO. “Our International business continues to perform very well and we expect it will continue to be strong going forward. The current economic conditions continue to impact our customers in North America. As a result we expect the back half of 2009 to be tougher than we originally anticipated. We are taking appropriate actions to flex our cost base, while also continuing to invest. While the net impact will lower our outlook for 2009, we are still positioning D&B well for 2010 and beyond.”

Second Quarter 2009 Results

Diluted earnings per share before non-core gains and charges for the quarter ended June 30, 2009, were $1.21, up 5 percent from $1.15 in the prior year similar period. On a GAAP basis, diluted earnings per share for the quarter ended June 30, 2009, were $1.43, down from $1.51 in the prior year similar period, due to discrete tax benefits recorded in the prior year quarter.

See attached Schedule 3 for a reconciliation of diluted earnings per share before non-core gains and charges to earnings per share on a GAAP basis, as well as the definitions of the non-GAAP financial measures that the Company uses to evaluate the business.

Core revenue for the second quarter of 2009 was $405.3 million, up 1 percent from the prior year similar period before the effect of foreign exchange (down 2 percent after the effect of foreign exchange).

Core revenue results for the second quarter of 2009 reflect the following by solution set:

•     Risk Management Solutions revenue of $264.7 million, up 3 percent before the effect of foreign exchange (down 2 percent after the effect of foreign exchange);

•     Sales & Marketing Solutions revenue of $109.5 million, down 1 percent before the effect of foreign exchange (down 3 percent after the effect of foreign exchange); and

•     Internet Solutions revenue of $31.1 million, up 1 percent before the effect of foreign exchange (flat after the effect of foreign exchange).

See attached Schedules 4, 5 and 6 for additional detail.

Total revenue for the second quarter of 2009, which included the results of a divested business, was $416.9 million. This result is up 1 percent from the prior year similar period before the effect of foreign exchange (down 3 percent after the effect of foreign exchange).

We have reclassified revenue associated with the domestic portion of our Italian operations as non-core, due to the sale of substantially all of the assets and liabilities associated with that portion of the business (see the Company’s Form 8-K, filed with the SEC on June 1, 2009). Total revenue for the second quarter of 2009 included $11.6 million of revenue associated with that portion of the business, compared to $14.2 million of revenue in the same prior year period.

Operating income before non-core gains and charges for the second quarter of 2009 was $112.8 million, up 5 percent from the prior year similar period. On a GAAP basis, operating income was $110.0 million, up 4 percent from the prior year similar period. During the second quarter of 2009, the Company also incurred transition costs of $5.2 million compared with $3.9 million incurred in the prior year similar period.

Net income before non-core gains and charges for the second quarter of 2009 was $64.7 million, up 1 percent from the prior year similar period. On a GAAP basis, net income for the quarter was $76.8 million, down 9 percent from the prior year similar period, primarily due to discrete tax benefits in the same prior year period.

See attached Schedule 3 for additional detail.

Free cash flow for the first six months of 2009, excluding the impact of legacy tax matters, was $192.0 million, compared with $211.6 million in the prior year similar period. The Company defines free cash flow as net cash provided by operating activities less capital expenditures and additions to computer software and other intangibles. On a GAAP basis, net cash provided by operating activities for the first six months of 2009 was $234.4 million, compared with $262.3 million in the prior year similar period.

See attached Schedule 4 for additional detail.

Share repurchases during the second quarter of 2009 under the Company’s discretionary repurchase program totaled $27.5 million, while repurchases made to offset the dilutive effect of shares issued under employee benefit plans totaled an additional $9.4 million.

The Company ended the quarter with $226.4 million of cash and cash equivalents.

Second Quarter 2009 Segment Results

North America

Core and total revenue for the second quarter of 2009 was $320.3 million, down 3 percent from the prior year similar period both before and after the effect of foreign exchange.

North America core and total revenue results for the second quarter of 2009 reflect the following:

•     Risk Management Solutions revenue of $201.0 million, down 1 percent before the effect of foreign exchange (down 2 percent after the effect of foreign exchange);

•     Sales & Marketing Solutions revenue of $89.2 million, down 7 percent both before and after the effect of foreign exchange; and

•     Internet Solutions revenue of $30.1 million, flat both before and after the effect of foreign exchange.

Operating income for the second quarter of 2009 was $110.1 million, flat from the prior year similar period. The result was primarily due to reengineering savings in the North America segment, offset by lower revenue.

International

Core revenue for the second quarter of 2009 was $85.0 million, up 20 percent from the prior year similar period before the effect of foreign exchange (up 3 percent after the effect of foreign exchange).

International core revenue results for the second quarter of 2009 reflect the following:

•     Risk Management Solutions revenue of $63.7 million, up 17 percent before the effect of foreign exchange (down 1 percent after the effect of foreign exchange);

•     Sales & Marketing Solutions revenue of $20.3 million, up 31 percent before the effect of foreign exchange (up 18 percent after the effect of foreign exchange); and

•     Internet Solutions revenue of $1.0 million, up 33 percent before the effect of foreign exchange (flat after the effect of foreign exchange).

See attached Schedules 4, 5 and 6 for additional detail.

Total revenue for the second quarter of 2009, which included the results of the domestic portion of our Italian operation, was $96.6 million. This result is up 17 percent from the prior year similar period before the effect of foreign exchange (flat after the effect of foreign exchange).

Operating income for the second quarter of 2009 was $22.6 million, up 7 percent from the prior year similar period. The increase was primarily due to revenue growth in the International segment and the benefit of reengineering savings, partially offset by the negative impact of foreign exchange.

Non-Core Gains and Charges

During the second quarter of 2009 and 2008, the Company recorded:

•     A net pre-tax, non-core gain of $13.0 million in the second quarter of 2009 and a net pre-tax, non-core charge of $8.6 million in the second quarter of 2008;

•     A net after-tax, non-core gain of $12.1 million in the second quarter of 2009 and a net after-tax, non-core gain of $20.2 million in the second quarter of 2008.

See attached Schedule 3 for additional explanations and details of these charges.

D&B’s restructuring charges may be viewed as recurring as they are part of its Financial Flexibility initiatives. In addition to reporting GAAP results, the Company reports results before restructuring charges and other non-core gains and charges because they do not reflect the Company’s underlying business performance and they may have a disproportionate positive or negative impact on the results of its ongoing business operations. For additional information, see the section titled “Use of Non-GAAP Financial Measures” below.

Revised Full Year 2009 Guidance

D&B revised its financial guidance for the full year 2009 as follows:

•     Core revenue down 1 percent to up 1 percent, before the effect of foreign exchange, compared with original growth of 2 percent to 5 percent, before the effect of foreign exchange;

•     Operating income down 3 percent to up 1 percent, before non-core gains and charges, compared with original growth of 5 percent to 8 percent, before non-core gains and charges;

•     Diluted EPS growth of 1 percent to 5 percent before non-core gains and charges, compared with original growth of 9 percent to 12 percent, before non-core gains and charges; and

•     Free cash flow of $285 million to $315 million, excluding the impact of legacy tax matters, compared with original guidance of $360 million to $375 million, excluding the impact of legacy tax matters.

D&B does not provide guidance on a GAAP basis because D&B is unable to predict, with reasonable certainty, the future movement of foreign exchange rates or the future impact of non-core gains and charges, such as restructuring charges and legacy tax matters, which are a component of the most comparable financial measures calculated in accordance with GAAP. Non-core gains and charges are uncertain and will depend on several factors, including industry conditions, and could be material to D&B’s results computed in accordance with GAAP.

Use of Non-GAAP Financial Measures

D&B reports non-GAAP financial measures in this press release and the schedules attached. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations – How We Manage Our Business” in the Company’s Annual Report on Form 10-K for the year ending December 31, 2008, filed February 24, 2009 with the SEC, for a discussion of how the Company defines these measures, why it uses them and why it believes they provide useful information to investors. Additionally, these measures are defined in Schedule 3 attached to this press release.

Second Quarter 2009 Teleconference

As previously announced, D&B will review its second quarter 2009 financial results in a conference call with the investment community on July 31, 2009, at 10 a.m. ET. Live audio, as well as a replay of the conference call and other related information, will be accessible on D&B’s Investor Relations Web site at http://investor.dnb.com.

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About Dun & Bradstreet® (D&B)

Dun & Bradstreet (NYSE:DNB) is the world’s leading source of commercial information and insight on businesses, enabling companies to Decide with Confidence® for 168 years. D&B’s global commercial database contains more than 140 million business records. The database is enhanced by D&B’s proprietary DUNSRight® Quality Process, which provides our customers with quality business information. This quality information is the foundation of our global solutions that customers rely on to make critical business decisions.

D&B provides solution sets that meet a diverse set of customer needs globally. Customers use D&B Risk Management SolutionsTM to mitigate credit and supplier risk, increase cash flow and drive increased profitability; D&B Sales & Marketing Solutions TM to increase revenue from new and existing customers; and D&B Internet SolutionsTM to convert prospects into clients faster by enabling business professionals to research companies, executives and industries. For more information, please visit www.dnb.com.

Forward-Looking and Cautionary Statements

This press release, including, in particular, the section titled “Revised Full Year 2009 Guidance,” contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.

•     D&B relies significantly on third parties to support critical components of its business model in a continuous and high-quality manner, including third-party data providers, strategic third party members in its Worldwide Network, and third parties with which it has outsourcing arrangements.

•     Demand for D&B’s products is subject to intense competition, changes in customer preferences and economic conditions which impact customer behavior.

•     D&B’s solutions and brand image are dependent upon the integrity and security of its global database and the continued availability thereof through the Internet and by other means, as well as our ability to protect key assets, such as our data centers.

•     D&B’s ability to maintain the integrity of its brand and reputation, which it believes are key assets and competitive advantages.

•     D&B’s ability to renew large contracts, the related revenue recognition and the timing thereof may impact its results of operations from period to period.

•     As a result of the credit market crisis and other macro-economic challenges currently affecting the global economy, our customers or vendors may experience cash flow problems. This may cause our customers to delay, cancel or significantly decrease their purchases from us and impact their ability to pay amounts owed to us. In addition, our vendors may substantially increase their prices without notice. Such behavior may adversely affect our earnings and cash flow. In addition, if economic conditions in the United States and other key markets deteriorate further or do not show improvement, we may experience material adverse impacts to our business and operating results.

•     D&B’s results are subject to the effects of foreign economies, exchange rate fluctuations, legislative or regulatory requirements, such as the adoption of new or changes in accounting policies and practices, including pronouncements by the Financial Accounting Standards Board or other standard-setting bodies, and the implementation or modification of fees or taxes that we must pay to acquire, use, and/or redistribute data.

•     D&B’s ability to introduce new solutions or services in a seamless way and without disruption to existing solutions such as DNBi.

•     D&B’s ability to acquire and successfully integrate other complementary businesses, products and technologies into its existing business, without significant disruption to its existing business or to its financial results.

•     The continued adherence by third party members of our D&B Worldwide Network to our quality standards, our brand and communication standards and to the terms and conditions of our commercial services arrangements.

•     D&B’s future success requires that it attract and retain qualified personnel, including members of its sales force, in regions throughout the world.

•     The profitability of D&B’s International segment depends on its ability to identify and execute on various initiatives, such as the implementation of subscription plan pricing and successfully managing its D&B Worldwide Network, and its ability to identify and contend with various challenges present in foreign markets, such as local competition and the availability of public records at no cost.

•     D&B’s ability to successfully implement its growth strategy requires that it successfully reduce its expense base through its Financial Flexibility initiatives, and reallocate certain of the expense-base reductions into initiatives that produce desired revenue growth.

•     D&B is involved in various tax matters and legal proceedings, the outcomes of which are unknown and uncertain with respect to the impact on D&B’s cash flow and profitability. See the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and notes to the financial statements included therewith, for a more detailed description of these matters.

•     D&B’s ability to repurchase shares is subject to market conditions, including trading volume in its stock, and its ability to repurchase shares in accordance with applicable securities laws.

•     D&B’s projection for free cash flow is dependent upon its ability to generate revenue, its collection processes, customer payment patterns, the timing and volume of stock option exercises and the amount and timing of payments related to the tax and other matters and legal proceedings in which it is involved, as referenced above and as more fully described in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and notes to the financial statements included therewith.

For a more detailed discussion of the trends, risks and uncertainties that may affect D&B’s operating and financial results and its ability to achieve the financial objectives discussed in this press release, readers should review the Company’s most recent filings with the SEC, including the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Copies of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available on its Web site at www.dnb.com and on the SEC’s web site at www.sec.gov. D&B cautions that the foregoing list of important factors is not complete and except as otherwise required by federal securities laws does not undertake any obligation to update any forward-looking statements.

Schedule 1

The Dun & Bradstreet Corporation

Consolidated Statement of Operations (unaudited) - GAAP Results

	Quarter Ended June 30,		AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)	Year-To-Date June 30,		AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)
Amounts in millions, except per share data	2009	2008				2009	2008
Revenue:
North America	$320.3	$330.7	(3)%	0%	(3)%	$641.5	$663.4	(3)%	0%	(3)%
International	85.0	82.8	3%	(17)%	20%	160.9	153.5	5%	(16)%	21%

Core Revenue	405.3	413.5	(2)%	(3)%	1%	802.4	816.9	(2)%	(3)%	1%

Divested Business (1)	11.6	14.2	(18)%	(14)%	(4)%	21.9	25.5	(14)%	(12)%	(2)%

Total Revenue	$416.9	$427.7	(3)%	(4)%	1%	$824.3	$842.4	(2)%	(3)%	1%

Operating Income (Loss):
North America	$110.1	$109.7	0%			$233.3	$232.7	0%
International	22.6	21.1	7%			34.2	29.7	15%

Total Divisions	132.7	130.8	2%			267.5	262.4	2%
Corporate and Other (2)	(22.7)	(24.8)	9%			(42.8)	(56.1)	24%

Operating Income	110.0	106.0	4%			224.7	206.3	9%

Interest Income	0.8	3.7	(79)%			1.9	6.1	(70)%
Interest Expense	(11.4)	(13.2)	14%			(22.8)	(22.6)	(1)%
Other Income (Expense) - Net (3)	14.6	(8.4)	N/M			15.9	(8.1)	N/M

Non-Operating Income (Expense) - Net	4.0	(17.9)	N/M			(5.0)	(24.6)	80%

Income before Provision for Income Taxes	114.0	88.1	29%			219.7	181.7	21%
Provision for Income Taxes	36.5	3.7	N/M			38.1	37.5	(2)%
Equity in Net Income (Loss) of Affiliates	0.4	0.4	0%			0.7	0.6	12%

Income From Continuing Operations	77.9	84.8	(8)%			182.3	144.8	26%

Discontinued Operations:

Income from Discontinued Operations, Net of Income Taxes	—	—	0%			—	0.7	N/M

Gain on Disposal of Italian Real Estate business, No Income Tax Impact	—	—	0%			—	0.4	N/M

Income from Discontinued Operations, Net of Income Taxes	—	—	0%			—	1.1	N/M

Net Income	$77.9	$84.8	(8)%			$182.3	$145.9	25%

Less: Net (Income) Loss Attributable to the Noncontrolling Interest	(1.1)	(0.6)	(77)%			(1.3)	(0.5)	N/M

Net Income Attributable to D&B (4)	$76.8	$84.2	(9)%			$181.0	$145.4	25%

Basic Earnings Per Share of Common Stock:
Income from Continuing Operations Attributable to D&B Common Shareholders	$1.45	$1.54	(6)%			$3.40	$2.59	31%
Income from Discontinued Operations Attributable to D&B Common Shareholders	—	—	0%			—	0.02	N/M

Net Income Attributable to D&B Common Shareholders	$1.45	$1.54	(6)%			$3.40	$2.61	30%

Diluted Earnings Per Share of Common Stock:
Income from Continuing Operations Attributable to D&B Common Shareholders	$1.43	$1.51	(5)%			$3.36	$2.55	32%
Income from Discontinued Operations Attributable to D&B Common Shareholders	—	—	0%			—	0.02	N/M

Net Income Attributable to D&B Common Shareholders (5)	$1.43	$1.51	(5)%			$3.36	$2.57	31%

Weighted Average Number of Shares Outstanding:
Basic	52.6	54.4	3%			52.8	55.2	4%

Diluted	53.2	55.4	4%			53.4	56.2	5%

Amounts Attributable to D&B Common Shareholders:
Income from Continuing Operations, Net of Income Taxes	$76.8	$84.2	(9)%			$181.0	$144.3	25%
Income from Discontinued Operations, Net of Income Taxes	—	—	0%			—	1.1	(100)%

Net Income	$76.8	$84.2	(9)%			$181.0	$145.4	25%

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

See Schedule 3 (Notes to Schedules), which is an integral part of the consolidated statement of operations.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

Schedule 2

The Dun & Bradstreet Corporation

Consolidated Statement of Operations (unaudited) - (On a Continuing Operations Basis) - Before Non-Core Gains and Charges

Amounts in millions, except per share data	Quarter Ended June 30,		AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)	Year-To-Date June 30,		AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)
	2009	2008				2009	2008
Revenue:
North America	$320.3	$330.7	(3)%	0%	(3)%	$641.5	$663.4	(3)%	0%	(3)%
International	85.0	82.8	3%	(17)%	20%	160.9	153.5	5%	(16)%	21%

Core Revenue	405.3	413.5	(2)%	(3)%	1%	802.4	816.9	(2)%	(3)%	1%

Divested Business (1)	11.6	14.2	(18)%	(14)%	(4)%	21.9	25.5	(14)%	(12)%	(2)%

Total Revenue	$416.9	$427.7	(3)%	(4)%	1%	$824.3	$842.4	(2)%	(3)%	1%

Operating Income (Loss):
North America	$110.1	$109.7	0%			$233.3	$232.7	0%
International	22.6	21.1	7%			34.2	29.7	15%

Total Divisions	132.7	130.8	2%			267.5	262.4	2%
Corporate and Other (2)	(19.9)	(23.6)	16%			(38.7)	(44.5)	13%

Operating Income	112.8	107.2	5%			228.8	217.9	5%

Interest Income	0.8	3.7	(79)%			1.9	6.1	(70)%
Interest Expense	(11.4)	(13.2)	14%			(22.8)	(22.6)	(1)%
Other Income (Expense) - Net (3)	(1.2)	(1.0)	(8)%			(0.1)	(1.1)	94%

Non-Operating Income (Expense) - Net	(11.8)	(10.5)	(12)%			(21.0)	(17.6)	(19)%

Income before Provision for Income Taxes	101.0	96.7	5%			207.8	200.3	4%
Provision for Income Taxes	35.6	32.5	(10)%			70.6	71.1	1%
Equity in Net Income (Loss) of Affiliates	0.4	0.4	0%			0.7	0.6	12%

Net Income	$65.8	$64.6	2%			$137.9	$129.8	6%

Less: Net (Income) Loss Attributable to the Noncontrolling Interest	(1.1)	(0.6)	(77)%			(1.3)	(0.5)	N/M

Net Income Attributable to D&B (4)	$64.7	$64.0	1%			$136.6	$129.3	6%

Basic Earnings Per Share of Common Stock	$1.22	$1.17	4%			$2.57	$2.32	11%

Diluted Earnings Per Share of Common Stock (5)	$1.21	$1.15	5%			$2.54	$2.28	11%

Weighted Average Number of Shares Outstanding:
Basic	52.6	54.4	3%			52.8	55.2	4%

Diluted	53.2	55.4	4%			53.4	56.2	5%

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

See Schedule 3 (Notes to Schedules) for a definition of Non-GAAP measures and a reconciliation of non-core gains and charges.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

Schedule 3

The Dun & Bradstreet Corporation
Notes to Schedules 1 and 2 (unaudited) and Definitions of Non-GAAP Measures

(1)	Includes revenue from the Italian Domestic business

(2)	The following table reconciles Corporate and Other expenses included in Schedule 1 and Schedule 2:

	Quarter Ended June 30,			Year-To-Date June 30,
Amounts in millions	2009	2008	% Change Fav/(Unfav)	2009	2008	% Change Fav/(Unfav)
Corporate and Other - GAAP Results (Schedule 1)	$(22.7)	$(24.8)	9%	$(42.8)	$(56.1)	24%
Restructuring Charges	(2.8)	(1.2)	N/M	(4.1)	(11.6)	65%

Corporate and Other - Before Non-Core Gains and Charges (Schedule 2)	$(19.9)	$(23.6)	16%	$(38.7)	$(44.5)	13%

(3) The following table reconciles Other Income (Expense)-Net included in Schedule 1 and Schedule 2:
	Quarter Ended June 30,			Year-To-Date June 30,
Amounts in millions	2009	2008	% Change Fav/(Unfav)	2009	2008	% Change Fav/(Unfav)
Other Income (Expense)-Net - GAAP Results (Schedule 1)	$14.6	$(8.4)	N/M	$15.9	$(8.1)	N/M
Effect of Legacy Tax Matters	0.2	0.3	33%	0.4	0.7	43%
Tax Reserve true-up for the Settlement of 2003 tax year, related to the “Amortization and Royalty Expense Deductions” transaction	—	(7.7)	N/M	—	(7.7)	N/M
Settlement of Legacy Tax Matter Arbitration	4.1	—	N/M	4.1	—	N/M
Gain on Disposal of Italian Domestic business	11.5	—	N/M	11.5	—	N/M

Other Income (Expense)-Net - Before Non-Core Gains and Charges (Schedule 2)	$(1.2)	$(1.0)	(8)%	$(0.1)	$(1.1)	94%

(4) The following table reconciles Net Income included in Schedule 1 and Schedule 2:
	Quarter Ended June 30,			Year-To-Date June 30,
Amounts in millions	2009	2008	% Change Fav/(Unfav)	2009	2008	% Change Fav/(Unfav)
Net Income Attributable to D&B - GAAP Results (Schedule 1)	$76.8	$84.2	(9)%	$181.0	$145.4	25%

Restructuring Charges	(1.7)	(1.2)	(42)%	(2.6)	(7.7)	66%
Settlement of Legacy Tax Matter Arbitration	1.0	—	N/M	1.0	—	N/M
Tax Reserve true-up for the Settlement of 2003 tax year, related to the “Amortization and Royalty Expense Deductions” transaction	—	7.7	N/M	—	7.7	N/M
Favorable resolution of Global Tax Audits including the Liquidation of Dormant International Corporations and/or Divested Entities	—	13.7	N/M	—	13.7	N/M
Interest on IRS Deposit	—	—	N/M	—	1.3
Benefits Derived From Worldwide Legal Entity Simplification	—	—	N/M	33.2	—	N/M
Gain on Disposal of Italian Domestic business	12.8	—	N/M	12.8	—	N/M
Income from Discontinued Operations, Net of Income Taxes	—	—	N/M	—	0.7	N/M
Gain on Disposal of Italian Real Estate business	—	—	N/M	—	0.4	N/M

Net Income Attributable to D&B - (On a Continuing Operations Basis) - Before Non-Core Gains and Charges (Schedule 2)	$64.7	$64.0	1%	$136.6	$129.3	6%

Schedule 3

The Dun & Bradstreet Corporation
Notes to Schedules 1 and 2 (unaudited) and Definitions of Non-GAAP Measures

(5)	The following table reconciles Diluted Earnings Per Share included in Schedule 1 and Schedule 2:

	Quarter Ended June 30,			Year-To-Date June 30,
	2009	2008	% Change Fav/(Unfav)	2009	2008	% Change Fav/(Unfav)
Diluted EPS Attributable to D&B - GAAP Results (Schedule 1)	$1.43	$1.51	(5)%	$3.36	$2.57	31%
Restructuring Charges	(0.03)	(0.03)	0%	(0.05)	(0.14)	64%
Settlement of Legacy Tax Matter Arbitration	0.02	—	N/M	0.02	—	N/M
Tax Reserve true-up for the Settlement of 2003 tax year, related to the “Amortization and Royalty Expense Deductions” transaction	—	0.14	N/M	—	0.14	N/M
Favorable resolution of Global Tax Audits including the Liquidation of Dormant International Corporations and/or Divested Entities	—	0.25	N/M	—	0.25	N/M
Interest on IRS Deposit	—	—	N/M	—	0.02	N/M
Benefits Derived From Worldwide Legal Entity Simplification	—	—	N/M	0.62	—	N/M
Gain on Disposal of Italian Domestic business	0.23	—	N/M	0.23	—	N/M
Income from Discontinued Operations, Net of Income Taxes	—	—	N/M	—	0.02	N/M

Diluted EPS Attributable to D&B- (On a Continuing Operations Basis) - Before Non-Core Gains and Charges (Schedule 2)	$1.21	$1.15	5%	$2.54	$2.28	11%

N/M - Not Meaningful

The following defines the non-GAAP measures used to evaluate performance:

*	For 2008, our non-GAAP measures reflect results on a “Continuing Operations” basis.
*	Total revenue excluding the revenue of divested businesses is referred to as “core revenue.” Core revenue includes the revenue from acquired businesses from the date of acquisition.
*	Core revenue growth, excluding the effects of foreign exchange, is referred to as “core revenue growth before the effects of foreign exchange.” We also separately, from time to time, analyze core revenue growth before the effects of foreign exchange among two components, “organic core revenue growth” and “core revenue growth from acquisitions.”
*	Results (such as operating income, operating income growth, operating margin, net income, tax rate and diluted earnings per share) exclude Restructuring Charges (whether recurring or non-recurring) and certain other items that we consider do not reflect our underlying business performance. We refer to these Restructuring Charges and other items as “non-core gains and (charges).”
*	Net cash provided by operating activities minus capital expenditures and additions to computer software and other intangibles is referred to as “free cash flow.”

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

Schedule 4

The Dun & Bradstreet Corporation

Supplemental GAAP Financial Data (unaudited)

Amounts in millions	Quarter Ended June 30,		AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)	Year-To-Date June 30,		AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)
	2009	2008				2009	2008
Geographic and Customer Solution Set Revenue:
North America:
Risk Management Solutions	201.0	204.9	(2)%	(1)%	(1)%	408.4	414.1	(1)%	0%	(1)%
Sales & Marketing Solutions	89.2	95.7	(7)%	0%	(7)%	173.4	189.7	(9)%	(1)%	(8)%
Internet Solutions	30.1	30.1	0%	0%	0%	59.7	59.6	0%	(1)%	1%

Subtotal Core Revenue	320.3	330.7	(3)%	0%	(3)%	641.5	663.4	(3)%	0%	(3)%

Divested Business	—	—	N/M	N/M	N/M	—	—	N/M	N/M	N/M

Total North America Revenue	320.3	330.7	(3)%	0%	(3)%	641.5	663.4	(3)%	0%	(3)%

International:
Risk Management Solutions	63.7	64.6	(1)%	(18)%	17%	121.7	119.8	2%	(17)%	19%
Sales & Marketing Solutions	20.3	17.2	18%	(13)%	31%	37.5	31.5	19%	(10)%	29%
Internet Solutions	1.0	1.0	0%	(33)%	33%	1.7	2.2	(23)%	(24)%	1%

Subtotal Core Revenue	85.0	82.8	3%	(17)%	20%	160.9	153.5	5%	(16)%	21%

Divested Business	11.6	14.2	(18)%	(14)%	(4)%	21.9	25.5	(14)%	(12)%	(2)%

Total International Revenue	96.6	97.0	0%	(17)%	17%	182.8	179.0	2%	(16)%	18%

Total Corporation:
Risk Management Solutions	264.7	269.5	(2)%	(5)%	3%	530.1	533.9	(1)%	(4)%	3%
Sales & Marketing Solutions	109.5	112.9	(3)%	(2)%	(1)%	210.9	221.2	(5)%	(2)%	(3)%
Internet Solutions	31.1	31.1	0%	(1)%	1%	61.4	61.8	(1)%	(2)%	1%

Subtotal Core Revenue	405.3	413.5	(2)%	(3)%	1%	802.4	816.9	(2)%	(3)%	1%

Divested Business	11.6	14.2	(18)%	(14)%	(4)%	21.9	25.5	(14)%	(12)%	(2)%

Total Revenue	$416.9	$427.7	(3)%	(4)%	1%	$824.3	$842.4	(2)%	(3)%	1%

Operating Costs:
Operating Expenses	$129.5	$122.1	(6)%			$246.4	$245.9	0%
Selling and Administrative Expenses	161.7	184.5	12%			320.5	351.3	9%
Depreciation and Amortization	12.9	13.9	7%			28.6	27.3	(5)%
Restructuring Expense	2.8	1.2	N/M			4.1	11.6	65%

Total Operating Costs	$306.9	$321.7	5%			$599.6	$636.1	6%

Capital Expenditures	$1.6	$3.2	50%			$3.4	$5.5	38%

Additions to Computer Software & Other Intangibles	$14.8	$12.9	(15)%			$28.2	$28.0	(1)%

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

Schedule 4

The Dun & Bradstreet Corporation

Supplemental GAAP Financial Data (unaudited)

	Quarter Ended
Amounts in millions	Jun 30, 2009	Mar 31, 2009	Dec 31, 2008	Sep 30, 2008	Jun 30, 2008	Mar 31, 2008
Net Debt Position:
Cash and Cash Equivalents	$226.4	$179.9	$164.2	$230.6	$245.5	$215.7
Short-Term Debt	(0.6)	(0.6)	—	—	—	—
Long-Term Debt	(868.0)	(900.0)	(904.3)	(864.6)	(825.6)	(790.0)

Net Debt	$(642.2)	$(720.7)	$(740.1)	$(634.0)	$(580.1)	$(574.3)

	Year-to-Date
Amounts in millions	Jun 30, 2009	Jun 30, 2008	% Change Fav/(Unfav)
Free Cash Flow:
Net Cash Provided By Operating Activities from Continuing Operations (GAAP Results)	$234.4	$262.3	(11)%
Less:
Capital Expenditures (GAAP Results)	3.4	5.5	38%
Additions to Computer Software & Other Intangibles (GAAP Results)	28.2	28.0	(1)%

Free Cash Flow	202.8	228.8	(11)%
Legacy Tax Matters (Refund) Payment	(10.8)	(17.2)	37%

Free Cash Flow Excluding Legacy Tax Matters	$192.0	$211.6	(9)%

	Year-to-Date
Amounts in millions	Jun 30, 2009	Jun 30, 2008	% Change Fav/(Unfav)
Net Cash Provided By Operating Activities excluding Legacy Tax Matters:
Net Cash Provided By Operating Activities from Continuing Operations (GAAP Results)	$234.4	$262.3	(11)%
Legacy Tax Matters (Refund) Payment	(10.8)	(17.2)	37%

Net Cash Provided By Operating Activities Excluding Legacy Tax Matters	$223.6	$245.1	(9)%

N/M - Not Meaningful

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

Schedule 5

The Dun & Bradstreet Corporation

GAAP Revenue Reconciliation and Detail (unaudited)

	Quarter Ended June 30, 2009 vs. 2008							Year-To-Date June 30, 2009 vs. 2008
	AFX % Change Fav/(Unfav)	Effects of Foreign Exchange	BFX % Change Fav/(Unfav)	Traditional/VAPs as a % of Total Customer Solution Sets/Core				AFX % Change Fav/(Unfav)	Effects of Foreign Exchange	BFX % Change Fav/(Unfav)	Traditional/VAPs as a % of Total Customer Solution Sets/Core
				2009 % Product Line/Core		2008 % Product Line/Core					2009 % Product Line/Core		2008 % Product Line/Core
Revenue:
North America:
Risk Management Solutions:
Traditional	(3)%	(1)%	(2)%	73%	46%	73%	45%	(1)%	(1)%	0%	73%	47%	73%	45%
VAPs	(2)%	0%	(2)%	21%	13%	21%	13%	(7)%	(1)%	(6)%	20%	13%	22%	14%
Supply Management Solutions	12%	0%	12%	6%	4%	6%	4%	10%	0%	10%	7%	4%	5%	3%
Total Risk Management Solutions	(2)%	(1)%	(1)%		63%		62%	(1)%	0%	(1)%		64%		62%
Sales & Marketing Solutions:
Traditional	(14)%	0%	(14)%	35%	9%	38%	11%	(17)%	0%	(17)%	36%	10%	39%	11%
VAPs	(3)%	(1)%	(2)%	65%	19%	62%	18%	(3)%	0%	(3)%	64%	17%	61%	18%
Total Sales & Marketing Solutions	(7)%	0%	(7)%		28%		29%	(9)%	(1)%	(8)%		27%		29%
Internet Solutions	0%	0%	0%		9%		9%	0%	(1)%	1%		9%		9%
Core Revenue	(3)%	0%	(3)%					(3)%	0%	(3)%
Divested Business	N/M	N/M	N/M					N/M	N/M	N/M
Total North America Revenue	(3)%	0%	(3)%					(3)%	0%	(3)%

International:
Risk Management Solutions:
Traditional	5%	(17)%	22%	84%	63%	80%	62%	7%	(16)%	23%	84%	64%	80%	63%
VAPs	(25)%	(18)%	(7)%	14%	11%	19%	15%	(19)%	(18)%	(1)%	15%	11%	19%	14%
Supply Management Solutions	(17)%	(22)%	5%	2%	1%	1%	1%	(8)%	(22)%	14%	1%	1%	1%	1%
Total Risk Management Solutions	(1)%	(18)%	17%		75%		78%	2%	(17)%	19%		76%		78%
Sales & Marketing Solutions:
Traditional	N/M	N/M	N/M	43%	10%	26%	6%	34%	(29)%	63%	45%	10%	40%	9%
VAPs	(9)%	(1)%	(8)%	57%	14%	74%	15%	9%	(1)%	10%	55%	13%	60%	12%
Total Sales & Marketing Solutions	18%	(13)%	31%		24%		21%	19%	(10)%	29%		23%		21%
Internet Solutions	0%	(33)%	33%		1%		1%	(23)%	(24)%	1%		1%		1%
Core Revenue	3%	(17)%	20%					5%	(16)%	21%
Divested Business	(18)%	(14)%	(4)%					(14)%	(12)%	(2)%
Total International Revenue	0%	(17)%	17%					2%	(16)%	18%

Total Corporation:
Risk Management Solutions:
Traditional	(1)%	(4)%	3%	76%	49%	75%	49%	1%	(4)%	5%	76%	50%	74%	48%
VAPs	(7)%	(5)%	(2)%	19%	13%	20%	13%	(9)%	(4)%	(5)%	19%	13%	21%	14%
Supply Management Solutions	10%	(2)%	12%	5%	3%	5%	3%	9%	(1)%	10%	5%	3%	5%	3%
Total Risk Management Solutions	(2)%	(5)%	3%		65%		65%	(1)%	(4)%	3%		66%		65%
Sales & Marketing Solutions:
Traditional	(2)%	(4)%	2%	37%	10%	36%	10%	(10)%	(3)%	(7)%	38%	10%	40%	11%
VAPs	(4)%	(1)%	(3)%	63%	17%	64%	17%	(1)%	0%	(1)%	62%	16%	60%	16%
Total Sales & Marketing Solutions	(3)%	(2)%	(1)%		27%		27%	(5)%	(2)%	(3)%		26%		27%
Internet Solutions	0%	(1)%	1%		8%		8%	(1)%	(2)%	1%		8%		8%
Core Revenue	(2)%	(3)%	1%					(2)%	(3)%	1%
Divested Business	(18)%	(14)%	(4)%					(14)%	(12)%	(2)%
Total Revenue	(3)%	(4)%	1%					(2)%	(3)%	1%

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 6

Supplemental Revenue Data (unaudited)

	Quarter Ended
% of Product Line	Jun 30, 2009	Mar 31, 2009	Dec 31, 2008	Sep 30, 2008	Jun 30, 2008	Mar 31, 2008
North America Risk Management Solutions
Subscription [1]	63%	58%	53%	52%	49%	45%
Non-Subscription [1]	37%	42%	47%	48%	51%	55%
North America Risk Management Solutions
DNBi [2]	54%	51%	45%	43%	38%	33%
Non-DNBi [2]	46%	49%	55%	57%	62%	67%

	Year-to-Date June 30, 2009			Year-to-Date June 30, 2008			Full Year December 31, 2008
% of Core International Revenue	Amounts in millions	% of Core		Amounts in millions	% of Core		Amounts in millions	% of Core
International:
Europe and Other International Markets (excluding Asia Pacific)	$99.0	62%		$114.1	74%		$230.7	73%
Asia Pacific	61.9	38%		39.4	26%		83.7	27%

Core Revenue	$160.9			$153.5			$314.4

Notes:

1	We define Subscription and Non-Subscription revenue as follows:
•

Subscription revenue represents contracts that allow customers unlimited use within predefined ranges, subject to certain conditions. In these instances, we recognize revenue ratably over the term of the contract, which is generally one year.

•	Non-Subscription revenue represents all other revenue streams.

2	We define DNBi and Non-DNBi revenue as follows:
•

DNBi, is our interactive, customizable online application that offers our customers real time access to our most complete and up-to-date global DUNSRight information, comprehensive monitoring and portfolio analysis.

•	Non-DNBi revenue represents all other revenue streams.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.